UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-42460	99-3527155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1659 Chinaberry Ct.

Naples, FL 34105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 361-6699

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RAIN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RAINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On December 31, 2024 (the “Closing Date”), Coliseum Acquisition Corp, a Cayman Islands exempted company (“Coliseum”), Rain Enhancement Technologies, Inc., a Massachusetts corporation (“RET”), Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), and Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Coliseum (“Merger Sub 2”) consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of June 25, 2024 (as amended on August 22, 2024, the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Coliseum merged with and into Merger Sub 1, with Merger Sub 1 as the surviving company of such merger (the “SPAC Merger”) and (ii) following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 merged with and into RET, with RET as the surviving entity of such merger (the “Company Merger” and, together with the SPAC Merger, the “Mergers”), and, after giving effect to such Mergers, each of Merger Sub 1 and RET became a wholly owned subsidiary of Holdco (the time that the SPAC Merger became effective being referred to as the “SPAC Merger Effective Time,” the time that the Company Merger became effective being referred to as the “Company Merger Effective Time,” and the time after which both Mergers became effective being referred to as the “Closing”). Following the Closing, Holdco holds all of the equity interests of RET and Merger Sub 1.

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Subscription Agreements

As previously disclosed, in connection with the Business Combination, on December 20, 2024 and December 23, 2024, Holdco entered into subscription agreements (collectively, the “PIPE Subscription Agreements”) with certain investors, including existing shareholders of RET and Coliseum and members of Holdco’s board of directors (the “Board”), or their affiliates (the “PIPE Investors”) pursuant to which, among other things, Holdco agreed to issue and sell to the PIPE investors, and the PIPE Investors agreed to subscribe for and purchase in a private placement, an aggregate of 83,429 shares of Holdco’s Class A common stock, par value $0.0001 per share (“Holdco Class A Common Stock”), at a purchase price of approximately $11.39 per share, which was the then-approximate per share redemption price of Coliseum’s public shares in the Business Combination, for an aggregate of $950,000.

On December 31, 2024, Holdco entered into PIPE Subscription Agreements with additional PIPE Investors pursuant to which, among other things, Holdco agreed to issue and sell to the PIPE investors, and the PIPE Investors agreed to subscribe for and purchase in a private placement, an aggregate of 35,128 shares of Holdco Class A Common Stock at a purchase price of approximately $11.39 per share, for an aggregate additional subscription amount of $400,000. Together with the previous PIPE Subscription Agreements, the aggregate amount to be sold pursuant to the PIPE Subscription Agreements is approximately 118,557 shares of Holdco Class A Common Stock for an aggregate investment amount of approximately $1,350,000 (the “PIPE Investment”).

The PIPE Investors include an affiliate of Harry You, who was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to Closing, and is Holdco’s chairman of the Board and a shareholder and lender to Holdco after the Closing, an affiliate of Paul Dacier, who was the President and sole director of Holdco and the President, director, and shareholder of RET prior to Closing, and Lyman Dickerson, who is a member of Holdco’s Board after the Closing. For more information about the material relationships between Mr. You, Mr. Dacier, Mr. Dickerson and Holdco and its affiliates, see Items 2.01 and 5.02 of this Current Report on Form 8-K (this “Current Report”).

The PIPE Subscription Agreements contain customary representations and warranties of each of Holdco and the PIPE Investors, and customary conditions to closing, including the consummation of the Business Combination between Holdco, Coliseum and RET. The PIPE Investors are parties to, or signed joinders to, the Registration Rights Agreement, described in more detail below, and accordingly, Holdco will be obligated to use its commercially reasonable efforts to file a registration statement to register for resale the shares of Holdco Class A Common Stock issued in the PIPE Investment within 30 days of the Closing and to cause such registration statement to be declared effective by the SEC as soon as practicable after the filing thereof. The PIPE Investors also have demand and piggyback rights pursuant to the Registration Rights Agreement.

The foregoing description of the PIPE Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of PIPE Subscription Agreement, a copy of which is included as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

Lock-Up Agreement

On December 31, 2024, in connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, Holdco and certain shareholders of Holdco, including Harry You, Niccolo de Masi, and Paul Dacier, or their affiliates (collectively, the “RET Founders”), Coliseum Acquisition Sponsor, LLC (the “Previous Sponsor”) and Berto, LLC (the “New Sponsor”) entered into a lock-up agreement (the “Lock-Up Agreement”). The lock-up parties include affiliates of Harry You, who was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to Closing, and is Holdco’s chairman of the Board and a shareholder and lender to Holdco after the Closing, affiliates of Paul Dacier, who was the President and sole director of Holdco and the President, director, and shareholder of RET prior to Closing, and Niccolo de Masi, who was a shareholder and lender to RET prior to Closing. For more information about the material relationships between Mr. You, Mr. Dacier, Mr. de Masi and Holdco and its affiliates, see Items 2.01 and 5.02 of this Current Report.

Pursuant to the Lock-Up Agreement, the shares of Holdco Class A Common Stock held by the parties to the Lock-Up Agreement (including shares of Holdco Class A Common Stock issued pursuant to the Warrant Exchange but not including any shares of Holdco Class A Common Stock purchased in the PIPE Investment) are subject to transfer restrictions until the end of the earlier of (x) two (2) years after the Closing Date and (y) the date on which Holdco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their shares of common stock for cash, securities or other property.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Extension Non-Redeeming Shareholder Joinders

As previously disclosed, in November 2023, in connection with an amendment to Coliseum’s organizational documents to extend the time by which Coliseum must complete its initial business combination, Harry You entered into non-redemption agreements (the “Extension Non-Redemption Agreements”) with certain of Coliseum’s existing shareholders and other unaffiliated investors (collectively, the “Extension Non-Redeeming Shareholders”), pursuant to which the Extension Non-Redeeming Shareholders agreed not to redeem an aggregate of 2,023,236 of Coliseum’s public shares and to vote all of such shares in favor of the extension. In exchange for these commitments from the Extension Non-Redeeming Shareholders, Mr. You agreed to forfeit and surrender for no consideration an aggregate of 606,972 Coliseum Class A Ordinary Shares (the “Forfeited Shares”) at the Closing and Coliseum agreed to issue to the Extension Non-Redeeming Shareholders a number of newly issued ordinary shares in an amount equal to the Forfeited Shares. (such shares, the “NRA Shares”).

Pursuant to the terms of the Extension Non-Redemption Agreements, the Extension Non-Redeeming Shareholders agreed to be bound by the transfer restrictions with respect to the NRA Shares that are set forth in the letter agreement originally entered into between Coliseum and the Previous Sponsor in connection with Coliseum’s initial public offering, and are entitled to registration rights with respect to the NRA Shares to the same extent as the Coliseum sponsors. Accordingly, between December 18, 2024 and December 20, 2024, the Extension Non-Redeeming Shareholders entered into an omnibus joinder to such letter agreement and to the Registration Rights Agreement (as defined below) (such joinders, the “Joinders”) in connection with the Closing. Accordingly, pursuant to the Joinder, the NRA Shares may not be transferred until the earlier of (A) one year after the Closing Date and (B) subsequent to the Business Combination, (x) if the last reported sale price of Holdco Class A Common Stock equals or exceeds (i) $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing Date or (ii) $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 75 days after the Closing Date, or (y) the date on which Holdco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their Holdco common stock for cash, securities or other property. Further, pursuant to the Joinder, the Extension Non-Redeeming Shareholders have the same registration rights as the Previous Sponsor and New Sponsor and the NRA Shares shall be “Registrable Securities” under the Registration Rights Agreement.

The foregoing description of the Joinder is qualified in its entirety by reference to the full text of the form of Joinder, which is included as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Registration Rights Agreement

On December 31, 2024, in connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, Holdco, Coliseum, the Previous Sponsor, New Sponsor, Harry You, and the RET Founders entered into a registration rights agreement (the “Registration Rights Agreement”). Additionally, each of the PIPE Investors signed joinders to or counterpart signature pages to the Registration Rights Agreement. The parties to the Registration Rights Agreement include affiliates of Harry You, who was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to Closing, and is Holdco’s chairman of the Board and a shareholder and lender to Holdco after the Closing, affiliates of Paul Dacier, who was the President and sole director of Holdco and the President, director, and shareholder of RET prior to Closing, Niccolo de Masi, who was a shareholder and lender to RET prior to Closing, Oanh Truong, who was the interim Chief Executive Officer and Chief Financial Officer of Coliseum prior to Closing and is Holdco’s interim Chief Financial Officer following Closing, Christopher Riley, who was RET’s Chief Executive Officer and director prior to Closing and is Holdco’s interim co-Chief Executive Officer and a director following Closing, Randy Seidl, who is Holdco’s co-Chief Executive Officer and a director following Closing, Alexandra Steele, Eric Smith, and Lyman Dickerson, who are Holdco directors following Closing, and Walter Skowronski, Roland Rapp, and Kenneth Rivers, who were Coliseum directors prior to Closing. For more information about the material relationships between such persons and Holdco and its affiliates, see Items 2.01 and 5.02 of this Current Report.

The material terms of the Registration Rights Agreement are described in the section of the final prospectus of Holdco and RET and definitive proxy statement of Coliseum, dated December 10, 2024 and filed with the U.S. Securities and Exchange Commission on December 10, 2024 (the “Proxy Statement/Prospectus”) titled “The Business Combination—Ancillary Documents—Registration Rights Agreement” beginning on page 176. The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 10.6 to this Current Report and is incorporated herein by reference.

Warrant Assignment, Assumption and Amendment Agreement

On December 31, 2024 in connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, Holdco, Coliseum, and Continental Stock Transfer & Trust Company (“Continental”) entered into the Warrant Assignment, Assumption and Amendment agreement (the “Warrant Assignment, Assumption and Amendment Agreement”) pursuant to which, among other things, Coliseum assigned all of its right, title, and interest in and to, and Holdco assumed all of Coliseum’s obligations under the Warrant Agreement, dated as of June 22, 2021, between Coliseum and Continental (the “Warrant Agreement”). As a result, at the SPAC Merger Effective Time each issued and outstanding warrant to acquire Coliseum Class A Ordinary Shares initially issued as part of the units sold in Coliseum’s initial public offering (the “Coliseum Public Warrants”) was assumed by Holdco and became exercisable for shares of Holdco Class A Common Stock in lieu of Coliseum Class A Ordinary Shares (each, a “Holdco Warrant”). The material terms of the Holdco Warrants are described in the section titled “Description of Holdco’s Securities—Public Warrants” beginning on page 316 of the Proxy Statement/Prospectus. As previously disclosed, each Coliseum Private Placement Warrant was exchanged on the Closing Date for Holdco Class A Common Stock in the Warrant Exchange and is no longer outstanding.

The foregoing description is qualified in its entirety by reference to the full text of the Warrant Assignment, Assumption and Amendment Agreement, which is included as Exhibit 4.4 to this Current Report and is incorporated herein by reference.

Line of Credit

On December 30, 2024, in connection with the consummation of the Business Combination, Holdco entered into an agreement (the “Loan Agreement”) with RHY Management LLC (“RHY”), an affiliate of Harry You, pursuant to which RHY committed to provide Holdco with up to $7 million of new loans (the “Commitment”). Prior to each drawdown of the Commitment, pursuant to the Loan Agreement, Holdco must certify to RHY, among other things, that it has used its best efforts to raise equity, equity-linked, or debt financing on terms available in the market to a similarly-situated company in similar circumstances, and is unable to obtain alternate financing in the amount of such drawdown. Once amounts are borrowed, they may not be re-borrowed. Additionally, Mr. You agreed to roll over an aggregate of approximately $3.1 million of loans and advances owed to him or to his affiliates by Coliseum and RET into the Loan Agreement and such amounts will be treated for all purposes as loans outstanding pursuant to the Loan Agreement (which, for the avoidance of doubt, does not decrease the Commitment). Accordingly, the maximum amount which may be borrowed under the Loan Agreement is approximately $10.1 million, inclusive of the Commitment and rollover amounts.

The Loan Agreement has a two-year period, matures two years from the date of the Loan Agreement, and outstanding amounts pursuant to the Loan Agreement will accrue interest at an interest rate of 5%, payable quarterly. Harry You was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to Closing, and is Holdco’s chairman of the Board and a shareholder and lender to Holdco after the Closing. For more information about the material relationships between Mr. You and Holdco and its affiliates, see Items 2.01 and 5.02 of this Current Report.

The foregoing description is qualified in its entirety by reference to the full text of the Loan Agreement, which is included as Exhibit 10.11 to this Current Report and is incorporated herein by reference.

Forward Purchase Agreement

On December 30, 2024, in connection with Business Combination, Coliseum, RET and Holdco entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, “Counterparty” refers to Coliseum prior to the consummation of the Business Combination and Holdco after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intended, but was not obligated, to own and hold up to 750,000 Coliseum Class A Ordinary Shares prior to the Closing Date, obtained by Seller through reversals of redemptions of Coliseum Class A Ordinary Shares either submitted by Seller or purchased by Seller separately from third parties (other than Counterparty) through a broker in the open market (other than through Counterparty).

The Forward Purchase Agreement provides that Seller shall be prepaid an aggregate cash amount (the “Prepayment Amount”) equal (x) to the product of (i) the number of shares as set forth in a Pricing Date Notice and (ii) approximately $11.41 (which is the approximate per share redemption price payable to redeeming shareholders in connection with the Business Combination pursuant to Coliseum’s Amended and Restated Memorandum and Articles of Association) (the “Initial Price”) less (y) an amount equal to 0.50% of the product of (i) the Number of Shares as set forth in such Pricing Date Notice multiplied by (ii) the Initial Price paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”). Counterparty will pay to the Seller the Prepayment Amount directly from the Trust Account no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

On December 31, 2024, the Seller delivered a Pricing Date Notice (as defined in the Forward Purchase Agreement) for an aggregate of 361,858 shares (the “Shares”) and upon the Closing the Seller was paid a Prepayment Amount of approximately $4,106,559 from the Trust Account and the Counterparty retained a Prepayment Shortfall of approximately $20,636.

From time to time and on any date following the Closing Date (any such date, an “ET Date”), upon the sale of any Shares (the number of such Shares the “Terminated Shares”; provided that “Terminated Shares” does not include any Shortfall Sale Shares (as defined below)), Seller will pay to Counterparty an amount equal to the product of (x) the number of newly Terminated Shares since the last ET Date (or the Closing Date if no prior ET Date) and (y) $10.00 per share (the “Termination Price”) (an “Early Termination Obligation”), except that no such amount will be due to Counterparty upon any Shortfall Sale (as defined below). The effect of an ET Notice will be to reduce the Number of Shares by the number of Terminated Shares specified in such ET Notice with effect as of the related ET Date.

Seller in its sole discretion, beginning on the day after the Closing Date, may sell Shares at any time at a price not less than the Termination Price, without payment by Seller of any Early Termination Obligation until such time as the gross proceeds from such sales equal 100% of the Prepayment Shortfall (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). For the avoidance of doubt, each sale of Shares by the Counterparty is a “Shortfall Sale,” subject to the terms and conditions applicable to Shortfall Sale Shares, until such time as the gross proceeds from such sales equal 100% of the Prepayment Shortfall. Thereafter, each sale of Shares is an Early Termination with respect to such Shares, subject to the terms and conditions applicable to Terminated Shares.

The Forward Purchase Agreement matures on the date (the “Maturity Date”) of the effectiveness of a certain registration statement filed by Holdco with the Securities and Exchange Commission following the Closing Date, as set forth in more detail in the Forward Purchase Agreement. On the Maturity Date, in exchange for the return to the Counterparty of the Shares less any Shortfall Sale Shares and less any Terminated Shares (the “Remaining Shares”), Counterparty shall pay Seller an amount equal to the product of (x) the number of Remaining Shares and (y) the Initial Price (the “Settlement Amount”), which Settlement Amount shall be fully offset by the Prepayment Amount previously paid in respect of such Remaining Shares. However, if on the Maturity Date the proceeds from Shortfall Sales does not equal 100% of the Prepayment Shortfall, then the difference between (x) the Prepayment Shortfall, less (y) the proceeds from Shortfall Sales, shall be the “Shortfall Variance,” and the Counterparty, as liquidated damages in respect of such Shortfall Variance, shall on the Maturity Date pay in cash to Seller an amount equal to the Shortfall Variance.

Seller agreed to waive any redemption rights under Coliseum’s Amended and Restated Memorandum and Articles of Association, as amended, with respect to the Shares during the term of the Forward Purchase Agreement. Such waiver may reduce the number of Coliseum Class A Ordinary Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended.

The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the full text of the Forward Purchase Agreement, which is filed as Exhibit 10.12 hereto and is incorporated herein by reference.

Indemnification Agreements

In connection with the consummation of the Business Combination, Holdco entered into indemnification agreements with each of its directors and executive officers (the “Indemnification Agreements”). Each Indemnification Agreement provides for indemnification and advancement by Holdco of certain expenses and costs relating to claims, suits, or proceedings arising from service to Holdco or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Holdco Incentive Plan

The information set forth under Item 5.02 of this Current Report is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on December 23, 2024, Coliseum obtained shareholder approval of the Business Combination at an extraordinary general meeting of shareholders. In connection with such shareholder approval, shareholders holding an aggregate of 207,510 public shares exercised their right to redeem their shares for approximately $11.41 per share of the funds held in Coliseum’s Trust Account, for an aggregate of approximately $2.37 million.

On December 31, 2024, the parties to the Business Combination Agreement consummated the Business Combination.

At the SPAC Merger Effective Time, by virtue of the SPAC Merger, each issued and outstanding Class A ordinary share, par value $0.001 per share, of Coliseum (the “Coliseum Class A Ordinary Shares”) (including the Coliseum Class A Ordinary Share issued upon conversion of the sole outstanding Class B ordinary share, par value $0.001 per share, of Coliseum but not including any public shares redeemed by public shareholders) was automatically converted into the right to receive one share of Holdco Class A Common Stock, and each issued and outstanding Coliseum Public Warrant was assumed by Holdco and became a Holdco Warrant exercisable for shares of Holdco Class A Common Stock in lieu of Coliseum Class A Ordinary Shares.

At the Company Merger Effective Time, by virtue of the Company Merger, (i) each issued and outstanding share of Class A common stock of RET, par value $0.0001 per share (after the conversion of RET preferred stock pursuant to its terms, but not including any shares held in the treasury of RET) was converted into the right to receive approximately 1,434 shares of Holdco Class A Common Stock, (ii) each share of Class B common stock of RET, par value $0.0001 per share, issued and outstanding immediately prior to the effective time of the Company Merger (other than any shares held in the treasury of RET) was converted into the right to receive approximately 1,434 shares of Class B common stock of Holdco, par value $0.0001 per share (the “Holdco Class B Common Stock”), and (iii) each option exercisable for shares of RET Class A common stock became an option exercisable for shares of Holdco Class A Common Stock on the same terms and conditions as are in effect with respect to such RET option immediately prior to the effective time of the Company Merger (including with respect to vesting and termination-related provisions) (each, a “Holdco Option”), except that (A) such Holdco Option relates to such number of shares of Holdco Class A Common Stock (rounded down to the nearest whole share of Holdco Class A Common Stock) as is equal to (x) the number of shares of RET Class A common stock subject to such option multiplied by (y) approximately 1,434, and (B) the exercise price per share of such Holdco Option is equal to the quotient of (x) the exercise price per share of such option in effect immediately prior to the Company Merger Effective Time divided by (y) approximately 1,434 (the exercise price per share, as so determined, being rounded up to the nearest full cent).

On the Closing Date, pursuant to the previously-announced Warrant Exchange Agreement dated December 17, 2024, between Coliseum, Holdco, the Previous Sponsor, and the New Sponsor (the “Warrant Exchange Agreement”), all 3,225,000 outstanding warrants to purchase Coliseum Class A Ordinary Shares initially issued in a private placement simultaneously with Coliseum’s initial public offering (the “Coliseum Private Placement Warrants”) were exchanged for Holdco Class A Common Stock, at an exchange ratio of 0.25 shares of Holdco Class A Common Stock per Coliseum Private Placement Warrant (the “Warrant Exchange”). Accordingly, as a result of the Warrant Exchange, on the Closing Date, Holdco issued an aggregate of 806,250 shares of Holdco Class A Common Stock to the former holders of Coliseum Private Placement Warrants at the Closing and such Coliseum Private Placement Warrants were cancelled and no longer outstanding. Such shares of Holdco Class A Common Stock are subject to the Lock-Up Agreement described in Item 1.01 above.

On the Closing Date, Holdco closed on $700,000 of PIPE Investment and issued an aggregate of 61,474 shares of Holdco Class A Common Stock to the PIPE Investors. Holdco expects to close on the remaining $650,000 of PIPE Investment following the Closing.

Immediately after giving effect to the Business Combination, there were 7,471,678 shares of Holdco Class A Common Stock outstanding, 57,752 shares of Holdco Class B Common Stock outstanding, 5,000,000 shares of Holdco Class A Common Stock issuable upon the exercise of outstanding Holdco Warrants, and 2,150,838 shares of Holdco Class A Common Stock issuable upon the exercise of outstanding Holdco Options.

The material terms and conditions of the Business Combination Agreement and related agreements are described in the section titled “The Business Combination” beginning on page 149 of the Proxy Statement/Prospectus, which description is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Coliseum was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Holdco is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to Holdco after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the Business Combination and the projected future financial performance of RET; (3) changes in the market for RET’s services and technology, expansion plans and opportunities; (4) the projected technological developments of RET; (5) current and future potential commercial and customer relationships; (6) the ability to operate efficiently at scale; (7) anticipated investments in capital resources and research and development, and the effect of these investments; (8) the ability of Holdco to issue equity or equity-linked securities in the future; (9) the ability to maintain the listing of the Holdco Class A Common Stock and Holdco Warrants on Nasdaq following the Business Combination, including compliance with Nasdaq’s corporate governance requirements subject to applicable phase-in rules; and (10) the closing of additional funds pursuant to the PIPE Investment. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of Holdco’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of RET and Holdco. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” beginning on page 79 and “Cautionary Note Regarding Forward-Looking Statements” beginning on page 10 in the Proxy Statement/Prospectus, and the other documents that Holdco has filed, or will file, with the SEC relating to the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that RET and Holdco do not presently know or that RET and Holdco currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect RET and Holdco’s expectations, plans or forecasts of future events and views as of the date of this Current Report. RET and Holdco anticipate that subsequent events and developments will cause RET and Holdco’s assessments to change. However, while RET and Holdco may elect to update these forward-looking statements at some point in the future, RET and Holdco specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing RET and Holdco’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Business

Holdco’s business is described in the section titled “Information About RET,” beginning on page 284 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Risk Factors

The risks associated with Holdco’s business are described in the section titled “Risk Factors,” beginning on page 79 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Information

Historical Audited Financial Statements

The audited financial statements of RET as of and for the year ended December 31, 2023, as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022 are set forth in the Proxy Statement/Prospectus beginning on page F-73, and are incorporated herein by reference.

Historical Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2024 and 2022 of RET are included in the Proxy Statement/Prospectus beginning on page F-57, are and incorporated herein by reference. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited condensed consolidated financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of RET’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of RET as of and for the year ended December 31, 2023, as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022, and the related notes included in the Proxy Statement/Prospectus and the section titled “RET’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein and incorporated by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of Holdco as of September 30, 2024 and for the nine months ended September 30, 2024, and the unaudited pro forma combined statement of operations of Holdco for the year ended December 31, 2023, are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

Management’s Discussion and Analysis

RET’s management’s discussion and analysis of financial condition and results of operation is described in the section titled “RET’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 295 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Properties

Holdco’s corporate headquarters are located at 1659 Chinaberry Ct., Naples, FL 34105. Holdco does not currently have any other facilities, however, in order to accommodate anticipated growth and to recruit and retain top talent, Holdco anticipates seeking additional facilities in various locations. Holdco anticipates it will be able to obtain additional space as needed under commercially reasonable terms.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of Holdco Class A Common Stock and Holdco Class B Common Stock following the consummation of the Business Combination by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Holdco Class A Common Stock or Holdco Class B Common Stock;

●	Each of Holdco’s current named executive officers and directors; and

●	All executive officers and directors of Holdco, as a group.

The information below is based on an aggregate of 7,471,678 shares of Holdco Class A Common Stock and 57,752 shares of Holdco Class B Common Stock issued and outstanding as of the consummation of the Business Combination. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options, warrants, and other derivative securities that are currently exercisable or exercisable within 60 days. In the table below, shares issuable upon the exercise of Holdco Options that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such Holdco Options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, percentages presented in the table may not sum to 100%.

Voting power represents the combined voting power of shares of Holdco Class A Common Stock and Holdco Class B Common Stock owned beneficially by such person. On all matters to be voted upon, holders of Holdco Class A Common Stock will be entitled to cast one vote per share and holders of Holdco Class B Common Stock will be entitled to cast 15 vote per share. Generally, holders of all classes of Holdco common stock vote together as a single class.

Unless otherwise indicated, Holdco believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Holdco Class A Common Stock	% of Class	Number of Shares of Holdco Class B Common Stock	% of Class	% Total Voting Power
5% Holders
Harry L. You(2)	2,842,433	31.92%	23,101	40.00%	32.63%
Paul T. Dacier(3)	1,848,104	24.73%	18,481	32.00%	25.49%
Coliseum Acquisition Sponsor LLC(4)	1,017,155	13.61%	-	-	12.20%
Stevenson School(5)	500,000	6.69%	-	-	6.00%
ColoredRings LLC(6)	450,000	6.02%	-	-	5.40%
Niccolo de Masi(7)	809,118	9.88%	16,170	28.00%	11.61%
Meteora Capital, LLC(8)	755,330	10.11%	-	-	9.05%

Holdco Directors and Executive Officers
Christopher Riley	-	-	-	-	-
Randy Seidl	-	-	-	-	-
Oanh Truong	-	-	-	-	-
Harry L. You(2)	2,842,433	31.92%	23,101	40.00%	32.63%
Alexandra Steele	-	-	-	-	-
Lyman Dickerson	17,564	*	-	-	*
J. Eric Smith	-	-	-	-	-
All Holdco directors and executive officers as a group (seven individuals)	2,859,997	32.15%	23,101	40.00%	32.84%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the directors and executive officers of Holdco is c/o Rain Enhancement Technologies Holdco, Inc., 1659 Chinaberry Ct., Naples, FL 34105.
(2)	Includes (i) 650,120 shares of Holdco Class A Common Stock held directly by Mr. You, (ii) 194,046 shares of Holdco Class A Common Stock held by RHY Irrevocable Trust (the “Trust”), (iii) 564,375 shares of Holdco Class A Common Stock held by Berto, LLC (“Berto”), a limited liability company of which Mr. You is the sole member, (iv) 23,101 shares of Holdco Class B Common Stock held by the Trust, and (v) 1,433,892 shares of Holdco Class A Common Stock issuable upon the cash exercise of vested options held by Mr. You. Mr. You is the settlor and investment officer of the Trust, and his son is the beneficiary of the Trust. Accordingly, Mr. You may be deemed to have a pecuniary interest in the securities held by the Trust. Mr. You disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of Mr. You is 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.
(3)	Includes 1,848,104 shares of Holdco Class A Common Stock and 18,481 shares of Holdco Class B Common Stock held by Rainwater LLC, a limited liability company of which Paul T. Dacier is the sole member. The business address of Mr. Dacier is 92 Woodland Street, Sherborn, MA 01770.
(4)	The business address of Coliseum Acquisition Sponsor LLC is 80 Pine Street, Suite 3202, New York, NY 10005.
(5)	The business address of Stevenson School is 3152 Forest Lake Road, Pebble Beach, CA. 93953.
(6)	The business address of ColoredRings LLC is 66 Fernwood Road Chestnut Hill, MA 02467.
(7)	Includes 92,172 shares of Holdco Class A Common Stock and 16,170 shares of Holdco Class B Common Stock held by Isalea Investments LP, a limited partnership of which Mr. de Masi is the General Partner, and 716,946 shares of Holdco Class A Common Stock issuable upon the cash exercise of vested options held by Mr. de Masi. The business address of Mr. de Masi is 2809 Carlton Rd., Austin TX 78703.
(8)	Interests shown are held by certain funds and managed accounts to which Meteora Capital, LLC serves as investment manager (the “Meteora Funds”). Vikas Mittal serves as the managing member of Meteora Capital, LLC with respect to the ordinary shares held by the Meteora Funds. Mr. Mittal expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Securities Act. The principal business office address of each of Meteora Capital, LLC and Mr. Mittal is 1200 N Federal Hwy, #200, Boca Raton, FL 33432.

Directors and Executive Officers

Other than as disclosed in Item 5.02 below, Holdco’s directors and executive officers are described in the section titled “Management of Holdco Following the Proposed Transactions,” beginning on page 308 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive & Director Compensation

The executive and director compensation of Holdco’s named executive officers is described in the section titled “Executive and Director Compensation,” beginning on page 312 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Reference is made to the disclosure set forth below in Item 5.02 of this Current Report under the heading “Holdco Incentive Plan,” which is incorporated herein by reference.

Director Independence

The Board has affirmatively determined that each of Alexandra Steele, Lyman Dickerson and J. Eric Smith is an independent director within the meaning of the listing rules of Nasdaq. Holdco intends to take advantage of the phase-in period for companies listing in connection with an initial public offering pursuant to Nasdaq Listing Rule 5615(b) and expects to comply with the majority independent board requirement within twelve months from the date that Holdco’s securities first began trading on Nasdaq.

Committees of the Board of Directors

Effective as of the SPAC Merger Effective Time, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating Committee”).

Effective as of the SPAC Merger Effective Time, the Board appointed Lyman Dickerson and J. Eric Smith to serve on the Audit Committee, appointed Alexandra Steele, Lyman Dickerson, and J. Eric Smith to serve on the Compensation Committee, and appointed Alexandra Steele, Lyman Dickerson, and J. Eric Smith to serve on the Nominating Committee.

The Board affirmatively determined that each of the members of the Audit Committee, Lyman Dickerson and J. Eric Smith, meets the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1) and qualifies as an “Independent Director” as defined under Nasdaq Listing Rule 5605(a)(2), is financially literate and financially sophisticated and each has not participated in the preparation of the financial statements of Holdco or any current subsidiary of Holdco at any time during the past three years as required under Nasdaq Listing Rule 5605(c)(2)(A). The Board further determined that each of Mr. Dickerson and Mr. Smith qualify as audit committee financial experts, as such term is defined in Item 407(d)(5) of Regulation S-K. Holdco intends to take advantage of the phase-in period for companies listing in connection with an initial public offering pursuant to Nasdaq Listing Rule 5615(b) and expects to have three members of the Audit Committee who satisfy Nasdaq and SEC requirements for Audit Committee service within twelve months from the date that Holdco’s securities first began trading on Nasdaq.

The Board affirmatively determined that each of the members of the Compensation Committee, Alexandra Steele, Lyman Dickerson and J. Eric Smith, meets the criteria for independence with respect to compensation committee service, in accordance with Nasdaq Listing Rule 5605(d)(2)(A).

The Board affirmatively determined that each of the members of the Nominating Committee, Alexandra Steele, Lyman Dickerson and J. Eric Smith, qualifies as an “Independent Director” as defined under Nasdaq Listing Rule 5605(a)(2).

Certain Relationships and Related Transactions

Related Party Transactions

Certain relationships and related party transactions of Holdco are described in the section titled “Certain Relationships and Related Party Transactions,” beginning on page 349 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Additionally, Mr. You, the Chairman of the Board and a significant shareholder of Holdco, is a party to the PIPE Subscription Agreement, Warrant Exchange Agreement, and Loan Agreement, and Lyman Dickerson, a director of Holdco, is a party to the PIPE Subscription Agreement. The disclosure in Items 1.01 and 2.01 with respect to the PIPE Subscription Agreement, Warrant Exchange, and Loan Agreement is incorporated by reference herein.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections titled “Information About Coliseum—Legal Proceedings” and “Information About RET—Legal Proceedings,” on pages 277 and 294, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Holdco Class A Common Stock and Holdco Warrants began trading on Nasdaq under the symbols “RAIN” and “RAINW”, respectively, on January 2, 2025. Holdco has not paid any cash dividends on its shares of common stock to date. It is the present intention of the Board to retain all earnings, if any, for use in Holdco’s business operations and, accordingly, the Holdco does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon Holdco’s revenues and earnings, if any, capital requirements, and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of Holdco to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

As of December 31, 2024, following the completion of the Business Combination, there were 7,471,678 shares of Holdco Class A Common Stock outstanding, 57,752 shares of Holdco Class B Common Stock outstanding, 5,000,000 shares of Holdco Class A Common Stock issuable upon the exercise of 5,000,000 outstanding Holdco Warrants, and 2,150,838 shares of Holdco Class A Common Stock issuable upon the exercise of 2,150,838 outstanding Holdco Options. Holdco has reserved a total of 747,168 shares of Holdco Class A Common Stock for issuance pursuant to the 2024 Incentive Plan (as defined below), subject to certain adjustments set forth therein. As of December 31, 2024, there were approximately 30 record holders of Holdco Class A Common Stock, 3 record holders of Holdco Class B Common Stock and one record holder of Holdco Warrants. However, because many of the shares of Holdco Class A Common Stock and Holdco Warrants are held by brokers and other institutions on behalf of stockholders, Holdco believes there are substantially more beneficial holders of Holdco Class A Common Stock and Holdco Warrants than record holders.

Holdco securities are described in the Proxy Statement/Prospectus in the sections titled “Description of Holdco’s Securities” and “Market Price, Ticker Symbol and Dividends,” beginning on pages 315 and 77, respectively, of the Proxy Statement/Prospectus, and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

The information set forth under Item 3.02 of this Current Report is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of Holdco’s securities is contained in the section titled “Description of Holdco’s Securities,” beginning on page 315 of the Proxy Statement/Prospectus, and is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Loan Agreement set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Closing of the Business Combination, on December 31, 2024, Holdco issued 61,474 shares of Holdco Class A Common Stock to the PIPE Investors pursuant to the PIPE Subscription Agreements, for aggregate proceeds of approximately $700,000. Holdco expects to close on the remaining $650,000 of PIPE Investment and to issue an additional 57,082 shares pursuant to the PIPE Subscription Agreements following the Closing.

In connection with the Business Combination, pursuant to the terms of the Business Combination Agreement, on December 31, 2024, Holdco issued 2,125,540 shares of Holdco Class A Common Stock and 57,752 shares of Holdco Class B Common Stock to the former holders of RET Class A common stock and RET Class B common stock.

In connection with the Business Combination, pursuant to the terms of the Warrant Exchange Agreement, on December 31, 2024, Holdco issued an aggregate of 806,250 shares of Holdco Class A Common Stock to the former holders of Coliseum Private Placement Warrants.

In connection with the Business Combination, on December 31, 2024, Holdco issued an aggregate of 5,000 shares of Holdco Class A Common Stock to a vendor as consideration for services rendered.

The shares of Holdco Class A Common Stock issued to the PIPE Investors pursuant to the PIPE Subscription Agreements, the shares of Holdco Class A Common Stock and Holdco Class B Common Stock issued to the RET shareholders pursuant to the Business Combination Agreement, the shares of Holdco Class A Common Stock issued pursuant to the Warrant Exchange, the shares of Holdco Class A Common Stock issued to the vendor, and the NRA Shares issued by Coliseum prior to the Closing (which shares were subsequently exchanged at the Closing pursuant to the Business Combination Agreement for shares of Holdco Class A Common Stock that were registered on Holdco’s Form S-4 registration statement) have not been registered under the Securities Act and have been issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the section titled “The Business Combination,” beginning on page 149 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to the information contained in the Introductory Note and Item 2.01 to this Current Report, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

Effective upon the SPAC Merger Effective Time, and in accordance with the terms of the Business Combination, each of Harry You, Christopher Riley, Randy Seidl, Alexandra Steele, Lyman Dickerson and J. Eric Smith are the directors of Holdco. The directors of Holdco are divided among the following classes:

●	Christopher Riley and Alexandra Steele are Class I directors serving until the first annual meeting of Holdco’s shareholders after the Closing;

●	Lyman Dickerson and J. Eric Smith are Class II directors serving until the second annual meeting of Holdco’s shareholders after the Closing; and

●	Harry You and Randy Seidl are Class III directors serving until the third annual meeting of Holdco’s shareholders after the Closing.

Additionally, effective upon the SPAC Merger Effective Time, the following Holdco executive officers were appointed: Christopher Riley was appointed Interim Co-Chief Executive Officer, Randy Seidl was appointed Co-Chief Executive Officer and Oanh Truong was appointed Interim Chief Financial Officer and Corporate Secretary.

Reference is also made to the disclosure in the section titled “Management of Holdco Following the Proposed Transactions,” beginning on page 308 of the Proxy Statement/Prospectus, for biographical information about each of the directors and officers following the Business Combination, other than as disclosed below, which is incorporated herein by reference.

Randy Seidl has served as Co-Chief Executive Officer and as a director since January 2, 2025. In 2020, Mr. Seidl founded and continues to serve as Chairman of Sales Community, a sales social network with a mission to add value to technology sales professionals. In 2016, he founded and continues to serve as Chairman of Top Talent Recruiting, a boutique contingency-based recruiting business. In 2013, he founded and continues to serve as Chairman of Revenue Acceleration to help tech companies accelerate revenue growth. From 2009 to 2013, Mr. Seidl served as Sr. Vice President/General Manager of Hewlett Packard’s Americas and U.S. Enterprise Group. From 2006 to 2009, he served as Sr. Vice President/General Manager of Sun Microsystems’ North America business and as Vice President/General Manager for its Financial Services Area. From 2004 to 2006, he served as Vice President/General Manager of East Region at StorageTek. From 2003 to 2004, he served as Chief Executive Officer and director at Permabit, from 2000 to 2003 was co-founder and Executive Vice President of GiantLoop, and from 1996 to 1999 was Chairman and Chief Executive Officer of Workgroup Solutions. He began his career at EMC Corporation, holding various positions including Vice President of Open Systems Sales for North America from 1985 to 1996. Mr. Seidl has served on as a director of Ondas Holdings Inc. since 2020. Since 2015, Mr. Seidl has served as director of Data Dynamics, a privately held company, a leader in enterprise data management, empowering businesses to orchestrate Data Democratization and Digital Privacy and Trust in an AI-driven world. He previously served as director of Datawatch Corporation (2015-2018, Nasdaq: DWCH, acquired by Altair). He continues to serve on the advisory boards or consults with ZoomInfo, AuctusIQ, TitanX/Phone Ready Leads, Sandler, ISG, Avnir, SmartSource, Convertiv, Iternal, Gong, M3ter, Humantic.ai, Liminal, The Alexander Group, Spotlight, salesbricks, Aviso, Corent, and Hammerspace. Mr. Seidl is a graduate of Boston College’s Carroll School of Management. Mr. Seidl serves as a trustee on Boston College’s Board of Trustees, on the Board of Trustees of St. Sebastian’s School, and is active with other charities. We believe Mr. Seidl’s experience in senior leadership positions at public technology companies makes him well-qualified to serve as our Co-Chief Executive Officer.

Alexandra Steele has served on the Board as an independent director since the closing of the Business Combination. Ms. Steele is an Emmy-nominated broadcast meteorologist with over 20 years of experience. She has her Graduate Certificate in Climate Adaptation and is currently finishing her Masters degree in Climatology. She recently concluded an engagement as a host at Yale Climate Connections and since 2015 has served as an on-air freelance meteorologist. From 2015 to 2024, she served as an on-air meteorologist for CBS 46 WGCL-TV. From 2011 to 2014, she was an on-air meteorologist for CNN, from 2003 to 2010, she was the weekday prime time on-air anchor for The Weather Channel, and from 1999 to 2003, she was the weekday morning on-air meteorologist at WJLA. As a broadcast meteorologist, she has extensive breadth and depth of experience in live network coverage from hurricanes, tornadoes, and blizzards, as well as live weather coverage of major sporting events. In addition, she has traveled and produced weather and climate stories around the world. Ms. Steele has served as a member of The American Meteorological Society since 1998 and was issued The American Meteorological Society Seal of Approval in 1999. She received her Bachelor degree in History of Art and Architecture from Brown University, her Masters degree in Broadcast Journalism from the Medill School of Journalism at Northwestern University, and completed her Meteorology Studies at Fairfield University and Western Connecticut State University. We believe Ms. Steele is qualified to serve as a member of the Board because of her more than twenty years of experience and deep expertise in meteorology and climatology.

Lyman Dickerson has served on the Board as an independent director since the closing of the Business Combination. Mr. Dickerson serves on the board of Ecolutia Services AG, a Swiss privately held industrial water treatment company providing services worldwide. Mr. Dickerson is a co-founder of Ecolochem, Inc., a provider of outsourced industrial water treatment services for a wide range of industries including power, refining, chemical, pulp and paper, automotive, electronics, and pharmaceuticals, and served as Ecolochem’s President and Chief Executive Officer from 1973 to 2003. In November 2003, Ecolochem was sold to Ionics, Inc., and Mr. Dickerson subsequently became a Vice President of Ionics, with responsibility for Ionics’ Ecolochem and industrial water divisions. In February 2004, Ionics was acquired by General Electric. Mr. Dickerson has previously served on the Board of Directors for Ionics and Ecolochem. He received a B.A. from East Carolina University and a Master in Business Administration (MBA) from the University of Miami. We believe Mr. Dickerson is qualified to serve as a member of the Board because of his more than thirty years of operating experience in the water industry, including as CEO of the largest outsourced water services provider to the U.S. power industry.

J. Eric Smith is expected to serve as a director of Holdco as an independent director since the closing of the Business Combination. From 2011 to 2020, he served as President and Chief Executive Officer of Swiss Re Americas, one of the leading providers of reinsurance, insurance and other forms of insurance-based risk transfer, and also served on the Swiss Re Group Executive Committee. From 2010 to 2011, Mr. Smith served as President of USAA Life Insurance Company and from 2003 to 2010, Mr. Smith worked at Allstate where he rose to the rank of President of Financial Services. He currently serves on the Board of Directors of Old Republic International Corporation, the Board of Directors of Fairmatic, the Global Advisory Board of Jefferies Financial Group and the Healthcare Advisory Board of Hippocratic AI, Inc. Mr. Smith previously served on the boards of Swiss Re Americas, Deutsche Bank Americas and QBE Insurance Group Ltd. He earned his Bachelor in Finance from the University of Illinois and his Master of Business Administration (MBA) from Northwestern University’s Kellogg School of Management. We believe Mr. Smith is qualified to serve as a member of the Board because of the extensive breadth and depth of his business experience gained as an executive of some of the leading insurance companies in the country.

Randy Seidl’s Offer Letter

On the Closing Date, Holdco and Randy Seidl entered into a binding offer letter (the “Offer Letter”), pursuant to which Mr. Seidl was offered, and accepted, the position of Chief Executive Officer of Holdco. Pursuant to the Offer Letter, Mr. Seidl’s annual base salary is $500,000, paid in accordance with Holdco’s normal payroll practice. Further, the Offer Letter provides that Mr. Seidl will be eligible to earn an annual bonus with a target of 200% of base salary, based upon mutually agreed performance objectives and the terms and conditions of Holdco’s annual bonus program in effect from time to time. The Offer Letter provides that within 30 days of the effective date of the offer letter, Holdco shall issue to Mr. Seidl an unsubordinated unsecured note (the “Note”) with a four-year term with a face value of $5,000,000, which shall accrue interest at a rate equal to the applicable federal rate most recently published by the IRS as of the date of the Note and which shall become due and payable on the earlier to occur of (x) the four-year anniversary of the date of the Note, subject to Mr. Seidl’s continued service with Holdco through such date, (y) if Holdco terminates Mr. Seidl’s employment without cause following the Business Combination, the date of such termination, and (z) the date on which a change in control is consummated.

Mr. Seidl will be eligible to participate in Holdco’s comprehensive employee benefit offerings, including a 401(k) plan and various health and welfare benefits. The Offer Letter also provides that Mr. Seidl will be eligible to participate in any additional executive-level plans that Holdco may adopt for similarly situated employees.

Mr. Seidl’s employment with Holdco will be “at-will,” meaning either Holdco or Mr. Seidl may terminate Mr. Seidl’s employment at any time for any reason. Upon termination, Mr. Seidl will be entitled to any earned but unpaid base salary and reimbursement of any expense properly incurred through the date of termination, and, if Mr. Seidl is terminated by Holdco without cause, payment of the Note.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed herewith as Exhibit 10.14 and is incorporated herein by reference.

Holdco Incentive Plan

On December 19, 2024, prior to the completion of the Business Combination, Holdco’s sole director and sole shareholder approved the Rain Enhancement Technologies Holdco, Inc. 2024 Equity Incentive (the “2024 Incentive Plan”) under which Holdco may grant equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. Pursuant to its terms, the 2024 Incentive Plan became effective on December 31, 2024, upon the Closing of the Business Combination.

Administration. The Compensation Committee of the Board (the “Committee”) will administer the 2024 Incentive Plan. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the 2024 Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the 2024 Incentive Plan. The Committee will have full discretion to administer and interpret the 2024 Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the 2024 Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities. The Committee may delegate to one or more officers of Holdco or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the 2024 Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.

Eligibility. Certain employees, directors, officers, advisors or consultants of Holdco or its affiliates are eligible to participate in the 2024 Incentive Plan.

Number of Shares Authorized. Holdco has initially reserved 747,168 shares of Holdco Class A Common Stock for the issuance of awards under the 2024 Incentive Plan. The number of shares reserved for issuance under the 2024 Incentive Plan will increase automatically on January 1 of each of 2025 through 2034 by the number of shares equal to 5.0% of the total number of outstanding shares (rounded down to the nearest whole share) of Holdco Class A Common Stock as of December 31 of the immediately preceding year. Notwithstanding anything to the contrary in the 2024 Incentive Plan, no more than the number of shares of Holdco Class A Common Stock initially reserved under the 2024 Incentive Plan may be issued pursuant to the exercise of incentive stock options (“ISOs”) under the 2024 Incentive Plan.

Shares of Holdco Class A Common Stock underlying awards under the 2024 Incentive Plan that are forfeited, canceled, expire unexercised or are settled in cash will be available again for new awards under the 2024 Incentive Plan. If there is any change in Holdco’s corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of Holdco Class A Common Stock reserved for issuance under the 2024 Incentive Plan, the number of shares of Holdco Class A Common Stock covered by awards then outstanding under the 2024 Incentive Plan, the limitations on awards under the 2024 Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

The 2024 Incentive Plan has a term of 10 years from the Closing, and no further awards may be granted under the 2024 Incentive Plan after that date.

Awards Available for Grant. The Committee may grant awards of nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing.

Stock Options and Stock Appreciation Rights. Stock options provide for the purchase of shares of Holdco Class A Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to nonqualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code of 1986, as amended, are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount in cash or shares equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than 10 years from grant (or five years in the case of ISOs granted to certain significant stockholders).

Restricted Stock. Restricted stock is an award of nontransferable shares of Holdco Class A Common Stock that are subject to certain vesting conditions and other restrictions.

RSUs. RSUs are contractual promises to deliver shares of Holdco Class A Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The Committee may provide that the delivery of the shares underlying RSUs will be deferred if such delivery would result in a violation of applicable law. The terms and conditions applicable to RSUs will be determined by the Committee, subject to the conditions and limitations contained in the 2024 Incentive Plan.

Other Stock or Cash-Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of Holdco Class A Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Holdco Class A Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards or as standalone payments.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Holdco Class A Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the underlying award becomes payable and will be subject to forfeiture to the same extent as the underlying award.

Performance Awards. Performance awards granted pursuant to the 2024 Incentive Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of Holdco Class A Common Stock, that may be settled in cash, property or by issuance of those shares subject to the satisfaction or achievement of specified performance conditions.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against Holdco or its affiliates. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination; Repricing. In general, the Board may amend, alter, suspend, discontinue or terminate the 2024 Incentive Plan at any time. However, stockholder approval to amend the 2024 Incentive Plan may be necessary if applicable law or the 2024 Incentive Plan so requires. No amendment, alteration, suspension, discontinuance or termination will materially and adversely impair the rights of any participant or recipient of any award without the consent of the participant or recipient. Stockholder approval will not be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR that has an exercise price that is greater than the then-current fair market value of Holdco Class A Common Stock in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Adjustments; Corporate Transactions. In the event of certain capitalization events or corporate transactions (as set forth in the 2024 Incentive Plan), including the consummation of a merger or consolidation of Holdco with another corporation, the Committee may adjust the number of shares of Holdco Class A Common Stock or other securities of Holdco (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by stockholders of Holdco in connection with such transaction.

The information set forth in the section entitled “Executive and Director Compensation” beginning on page 312 of the Proxy Statement/Prospectus is incorporated herein by reference. The foregoing description of the 2024 Incentive Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Incentive Plan and applicable form of restricted stock unit award agreement and restricted stock agreement which are incorporated by reference to this Current Report as Exhibits 10.7, 10.7.1 and 10.7.2.

Indemnification Agreements

Effective as of the Closing Date, Holdco entered into the Indemnification Agreements with each of its directors and executive officers. The description of the Indemnification Agreements set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2024, in connection with the Closing of the Business Combination, Holdco amended and restated its articles of organization (as amended and restated, the “A&R Charter”) and its bylaws (as amended, the “A&R Bylaws”).

The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of Holdco’s capital stock are discussed in the sections titled “Comparison of Corporate Governance and Shareholder Rights” and “Description of Holdco’s Securities” beginning on pages 328 and 315 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

Copies of the A&R Charter and the A&R Bylaws are included as Exhibit 3.1 and Exhibit 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective upon the SPAC Merger Effective Time, in connection with the consummation of the Business Combination, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of Holdco, which is filed herewith as Exhibit 14.1.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, Coliseum ceased being a shell company upon the completion of the SPAC Merger, when it merged with and into Merger Sub 1 and ceased to exist. Reference is made to the section titled “The Business Combination” beginning on page 149 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated financial statements of Coliseum as of December 31, 2023 and 2022 and for the fiscal years ended December 31, 2023 and 2022, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-3 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Coliseum as of September 30, 2024 and for the three and nine months ended September 30, 2024 and 2023 are set forth in the Proxy Statement/Prospectus beginning on page F-31 and are incorporated herein by reference.

The audited consolidated financial statements of RET as of December 31, 2023 and 2022 and for the fiscal year ended December 31, 2023 and period from November 10, 2022 (inception) through December 31, 2022, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-57 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of RET as of September 30, 2024 and for the three and nine months ended September 30, 2024 and 2023 are set forth in the Proxy Statement/Prospectus beginning on page F-51 and are incorporated herein by reference.

The audited consolidated financial statements of Holdco as of September 30, 2024 and for the period from May 21, 2024 (inception) through September 30, 2024, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-89 and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of Holdco as of September 30, 2024 and for the nine months ended September 30, 2024, and the unaudited pro forma combined statement of operations of Holdco for the year ended December 31, 2023, are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated June 25, 2024, by and among Coliseum Acquisition Corp., Rain Enhancement Technologies, Inc., Rain Enhancement Technologies Holdco, Inc., Rainwater Merger Sub 1, Inc., and Rainwater Merger Sub 2, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-283425)).
2.2	Assignment of Business Combination Agreement, dated August 22, 2024, by and among Rainwater Merger Sub 2, Inc. and Rainwater Merger Sub 2A, Inc. (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4 (File No. 333-283425)).
2.3†	Amendment to Business Combination Agreement, dated August 22, 2024, by and among Coliseum Acquisition Corp., Rain Enhancement Technologies, Inc., Rain Enhancement Technologies Holdco, Inc., Rainwater Merger Sub 1, Inc., and Rainwater Merger Sub 2A, Inc. (incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4 (File No. 333-283425)).
3.1*	Amended and Restated Articles of Organization of Rain Enhancement Technologies Holdco, Inc.
3.2*	Amended and Restated Bylaws of Rain Enhancement Technologies Holdco, Inc.
4.1	Specimen Class A Common Stock Certificate of Rain Enhancement Technologies Holdco, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-283425)).
4.2	Specimen Warrant Certificate of Rain Enhancement Technologies Holdco, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-283425)).
4.3	Warrant Agreement, dated June 22, 2021, by and between Coliseum Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-283425)).
4.4*	Warrant Assignment, Assumption and Amendment Agreement, dated December 31, 2024, by and among Rain Enhancement Technologies Holdco, Inc., Coliseum Acquisition Corp. and Continental Stock Transfer & Trust Company.
10.1*+	Form of Indemnification Agreement between Rain Enhancement Technologies Holdco, Inc. and each of its officers and directors.
10.2*	Lock-Up Agreement, dated December 31, 2024, by and among Holdco and certain shareholders of Holdco.
10.3	Letter Agreement, dated June 22, 2021, by and among Coliseum Acquisition Corp., its officers and directors and the Previous Sponsor (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 (File No. 333-283425)).
10.4	Joinder, dated November 22, 2023, between Coliseum Acquisition Corp. and Harry L. You (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 (File No. 333-283425)).
10.5*	Form of Joinder by and among the Extension Non-Redeeming Shareholders and Coliseum Acquisition Corp.

10.6*	Registration Rights Agreement, dated December 31, 2024, by and among Rain Enhancement Technologies Holdco, Inc. and each of the stockholders of Rain Enhancement Technologies Holdco, Inc. identified on the signature pages thereto.
10.7*+	Rain Enhancement Technologies Holdco, Inc. 2024 Incentive Plan.
10.7.1*+	Form of Restricted Stock Unit Award Agreement
10.7.2*+	Form of Restricted Stock Award Agreement
10.8*	Warrant Exchange Agreement, dated December 17, 2024, by and among Coliseum Acquisition Sponsor, LLC, Berto, LLC, Coliseum Acquisition Corp. and Rain Enhancement Technologies Holdco, Inc.
10.9	Form of Subscription Agreement by and among Rain Enhancement Technologies Holdco, Inc. and the PIPE Investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 30, 2024).
10.10	Form of Non-Redemption Agreement between the Extension Non-Redeeming Shareholders and Coliseum Acquisition Corp. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 (File No. 333-283425)).
10.11*†	Loan Agreement, dated December 30, 2024, by and between Rain Enhancement Technologies Holdco, Inc. and RHY Management LLC.
10.12*	Forward Purchase Agreement, dated as of December 30, 2024, by and among Coliseum Acquisition Corp., Rain Enhancement Technologies, Inc., Rain Enhancement Technologies Holdco, Inc., and Meteora Capital Partners and certain of its affiliates.
10.13+	Employment Agreement, dated as of June 26, 2024, by and between Rain Enhancement Technologies, Inc. and Christopher Riley (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-283425)).
10.14*+	Offer Letter, dated December 31, 2024, between Rain Enhancement Technologies Holdco, Inc. and Randy Seidl.
10.15*†	Exclusive License Agreement, dated as of November 21, 2022, by and between Theodore R. Anderson and Rain Enhancement Technologies, Inc.
10.16*†	Memorandum of Understanding, dated March 15, 2023, by and between Discovery Land Consolidated, LLC and Rain Enhancement Technologies, Inc.
14.1*	Rain Enhancement Technologies Holdco, Inc. Code of Ethics.
21.1*	Subsidiaries of the Registrant.
99.1*

Unaudited pro forma condensed combined financial information of Holdco as of September 30, 2024 and for the nine months ended September 30, 2024, and unaudited pro forma combined statement of operations of Holdco for the year ended December 31, 2023.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

†	The annexes and schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex or schedule to the SEC upon request.
+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025	RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

	By:	/s/ Oanh Truong
	Name:	Oanh Truong
	Title:	Interim Chief Financial Officer